UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 17, 2015 (July 14, 2015)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices) (Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Mr. Schiller

On July 14, 2015, Valeant Pharmaceuticals International, Inc. (the “Company”) entered into a separation agreement with Mr. Howard Schiller (the “Separation Agreement”) in connection with his resignation, effective as of June 30, 2015, as Executive Vice President and Chief Financial Officer of the Company. Mr. Schiller continues to serve on the Company’s Board of Directors (the “Board”) following his resignation and will serve as a consultant to the Company under the terms of the Separation Agreement (as described below).

Under the Separation Agreement, Mr. Schiller will provide consulting services to the Company through January 31, 2016 (the “Consulting Period”), for which he will receive $2,500 per month. The Company may terminate the Consulting Period at any time prior to January 31, 2016. In addition, under the terms of the Separation Agreement, subject to Mr. Schiller executing and not revoking a release of claims and providing the consulting services under the Separation Agreement, Mr. Schiller’s unvested equity-based awards will remain outstanding and continue to vest as scheduled during the Consulting Period. Upon termination of the Consulting Period, any unvested options and matching share units (“MSUs”) will be forfeited, unless the Consulting Period is terminated by the Company other than for cause prior to January 31, 2016, in which case any options or MSUs that would have vested prior to January 31, 2016 will automatically vest. Any vested options will remain exercisable for ninety days following the later of the termination of the Consulting Period and Mr. Schiller ceasing to serve on the Board (but not beyond their original term). Mr. Schiller’s 100,000 performance restricted share units (“PSUs”) will vest and be settled in 100,000 Company shares, subject to Mr. Schiller executing and not revoking a second release of claims and providing the consulting services under the Separation Agreement, upon the earlier to occur of the termination of the Consulting Period or a qualifying event under the terms of the applicable PSU award agreement. The Separation Agreement also includes covenants addressing cooperation, confidentiality and mutual non-disparagement, covenants prohibiting competition and solicitation of Company employees through January 31, 2017, and a provision concerning indemnification.

The foregoing description of the terms of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Name:	Robert R. Chai-Onn
Title:	Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

Date: July 17, 2015